Exhibit 99.2

Dentons Rodyk & Davidson LLP
80 Raffles Place
#33-00 UOB Plaza 1
Singapore 48624

G +65 6225 2626
F +65 6225 1838

dentons.rodyk.com

Our ref: KOEB/TYJ/44773.2

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BY EMAIL ONLY
PRIVATE AND CONFIDENTIAL

August 12, 2024

Finebuild Systems Pte. Ltd.

74 Tagore Lane

#02-00

Sindo Industrial Estate

Singapore 787498

Attention: Mr Ang Poh Guan

Dear Sirs

PROPOSED INITIAL PUBLIC OFFERING BY WAY OF REGISTRATION OF ORDINARY SHARES IN THE CAPITAL OF FBS GLOBAL LIMITED (THE “ISSUER”) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) UNDER THE UNITED STATES SECURITIES ACT OF 1933 (AS AMENDED) (THE “OFFERING”) AND PROPOSED LISTING ON THE NASDAQ CAPITAL MARKET (THE “PROPOSED LISTING”)

1.	INTRODUCTION

1.1	We act as legal advisers to Finebuild Systems Pte. Ltd. (the “Company”) on Singapore law, and we have taken instructions solely from the Company.

1.2	We have been requested by the Company to provide this opinion (“Opinion”) with regard to the laws of Singapore, in connection with the Offering and Proposed Listing.

1.3	The Company is incorporated in Singapore as a wholly-owned subsidiary of Success Elite Developments Limited, which we understand is, in turn, a subsidiary of the Issuer.

1.4	This Opinion is limited to the laws of Singapore of general application as at 12, August 2024 and is given on the basis that it will be governed by and construed according to the laws of Singapore. We do not purport to be experts on, nor are generally familiar with, any laws other than the laws of Singapore. As such, we have made no investigation of and do not express (or imply) any views on the laws of any territory or country other than Singapore. We are not obliged to update this Opinion to reflect, or notify any addressee of this Opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after 12 August 2024.

1.5	We have assumed due compliance with all matters concerning the laws of all other relevant jurisdictions (other than Singapore). In particular:

(a)	we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organisation, or on any taxation laws of any jurisdiction (including Singapore); (ii) that the future or continued performance of a party’s obligations or the consummation of the transactions contemplated by the Registration Statement (as defined at paragraph 2.1 below), the Offering and Proposed Listing will not contravene Singapore laws, its application or interpretation if altered in the future; and (iii) with regard to the effect of any systems of law (other than Singapore laws) even in cases where, under Singapore laws, any foreign law should be applied, and we therefore assume that any applicable law (other than Singapore laws) would not affect or qualify the opinions as set out in this Opinion; and

(b)	legal concepts are expressed in the English language; however, the concepts concerned may not be identical to the concepts described by the same English language terms as they exist in the laws of other jurisdictions. This Opinion may, therefore, only be relied upon on the express condition that any issues of the interpretation or liability arising hereunder will be governed by Singapore laws.

Finebuild Systems Pte. Ltd.	dentons.rodyk.com
08-02-2024

1.6	References to “paragraph”, “sub-paragraph”, and “Annex” are to the paragraphs, sub-paragraphs of and annex to this Opinion.

2.	DOCUMENTS

2.1	For the purposes of this Opinion, we have sighted and/or reviewed a copy of the Form F-1 registration statement filed on 12 August 2024 (“Registration Statement”). Unless otherwise defined herein, the capitalised terms used herein shall have the meanings assigned to those terms in the Registration Statement.

2.2	We have not examined any documents other than that referred to in paragraph 2.1 of this Opinion, and we have not carried out any other enquiries or investigation for the purposes of rendering this Opinion. Save as expressly provided in paragraph 4 of this Opinion, we express no opinion whatsoever with respect to any agreement or document (including any exhibits to the Registration Statement). Our opinion herein is subject to the assumptions and qualifications set out herein (including at paragraph 5 below), and to there not being anything contained in any document not reviewed by us that may, if so reviewed, require us to vary or amend this Opinion or make any further inquiry or investigation which would, in our judgment, be necessary or appropriate, for the purposes of expressing the opinions set forth.

3.	WORK UNDERTAKEN

3.1	For the purpose of issuing this Opinion, we have, as part of the work required of us as legal advisers to the Company on Singapore law:

(a)	reviewed, edited and confirmed the Relevant Statements (as defined at paragraph 4.1 below) solely for accuracy and subject to the written terms of our engagement with the Company; and

(b)	participated in discussions through electronic correspondence with:

(i)	representatives of the Company; and

(ii)	TroyGould PC, as legal advisers to the Issuer on U.S. law.

3.2	For the avoidance of doubt, we have not, as instructed by the Company, reviewed, edited nor confirmed the sufficiency of coverage of the statements made in the Relevant Statements (as defined at paragraph 4.1 below), notwithstanding that such statements are summaries of Singapore legal matters. Accordingly, we cannot and do not assume responsibility for the sufficiency of coverage of the statements made in the Relevant Statements (as defined at paragraph 4.1 below).

4.	OPINION

4.1	Based upon the foregoing and subject to the assumptions and qualifications set out in this Opinion and any matter not expressly brought to our attention, we are of the opinion that, so far as the laws of Singapore are concerned, the relevant statements and disclosures in the Registration Statement under the captions “Risk Factors”, “Enforcement of Civil Liabilities – Singapore”, “Management’s Discussion and Analysis of Financial Conditions and Results of Operation”, “Corporate History and Structure”, “Industry and Market Data”, “, “Business – Projects with Green Mark Award”, “Business – Licenses, Permits and Approvals”, “Business – Insurance”, “Business – Intellectual Property”, “Business – Workplace Safety and Health Policy” and “Regulatory Environment” as set out in highlights in Annex A, insofar and to the extent that they constitute a summary or description of the laws or regulations of Singapore (the “Relevant Statements”), fairly present the information and summarise the matters referred to therein.

Finebuild Systems Pte. Ltd.	dentons.rodyk.com
08-02-2024

5.	ASSUMPTIONS AND QUALIFICATIONS

The opinion that we have expressed in this Opinion is subject to the following assumptions and qualifications (in addition to any other assumptions and qualifications set out elsewhere in this Opinion):

5.1	Our opinion is made in connection with the Registration Statement and remains accurate as at 12 August 2024.

5.2	We express no opinion on, and this Opinion does not cover:

(a)	the sufficiency of coverage of the statements made in the Relevant Statements;

(b)	any information other than the statements referred to in the Relevant Statements, including but not limited to:

(i)	any financial statements (if any), financial, statistical, accounting, taxation or auditing information or data (including, without limitation, any derivatives, extracts, summaries, discussions or analysis relating thereto) included in or omitted from the Registration Statement; and

(ii)	any information or matter relating to any law other than that of Singapore and compliance therewith in the Registration Statement, and

(c)	information in relation to contingencies and legal proceedings involving Newspaper Seng Pte Ltd set out in the Registration Statement;

5.3	We are not responsible for any such reports, financial statements and forecasts and other financial, statistical, accounting, taxation or auditing information data (including, without limitation, any derivatives, extracts, summaries, discussions or analysis relating thereto) contained in the Registration Statement (or which is required to be contained in the Registration Statement).

5.4	We have assumed the authenticity, completeness, validity and factual accuracy of all documents relied upon by us in issuing this Opinion.

5.5	We have assumed the accuracy, completeness and correctness of all statements, representations and information given to or obtained by us (including those made by the shareholder(s), director(s), officer(s), employee(s), licencee(s), agent(s), representative(s) or authorised person(s) of the Company) in respect of the Offering, Proposed Listing and/or Registration Statement, and that such information is up to date and has not been materially altered since they were given to or obtained by us.

5.6	The Registration Statement in the form provided to and reviewed by us will be filed with the SEC and there will be no amendment to or termination or replacement of the Registration Statement or any offering documents issued in connection with the Offering and Proposed Listing.

5.7	We have assumed that no laws other than the laws of Singapore affect this Opinion.

5.8	We have assumed that there is no foreign law (as to which we have made no independent investigation) which would be contravened by either the entry into or the transactions contemplated under the Registration Statement, or would affect or have any implications on this Opinion and that in so far as any obligation expressed to be incurred or performed under the Registration Statement falls to be performed in or is otherwise subject to the laws of any jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction.

5.9	This Opinion is limited to the laws of the Republic of Singapore as applied by the courts of the Republic of Singapore as at 12 August 2024 (subject to the assumption set out at paragraph 5.11 below).

5.10	We hold ourselves out as having legal expertise in relation to Singapore law and our statements are given only to the extent and with our area of expertise that a Singapore law firm, having our role as legal advisers to the Company as to Singapore law in connection with the Offering and Proposed Listing, could reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

5.11	Our statements on Singapore legal matters discussed in this Opinion have been made on the basis of our interpretation of the relevant provisions and current practice; and accordingly, where we provide a statement in this Opinion, we are expressing our view but this does not guarantee that a court would necessarily come to the same view.

5.12	We do not express any opinion as to any laws other than Singapore law in force at and as interpreted as at 12 August 2024. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction. We have made no investigation of, and we do not express or imply any opinion or views on, the laws of any country or jurisdiction other than the Republic of Singapore or on any non-legal regulation or standard such as but not limited to accounting, financial or technical rules or standards.

Finebuild Systems Pte. Ltd.	dentons.rodyk.com
08-02-2024

5.13	In relation to the work carried out by all third parties involved in the preparation of the Registration Statement, we have assumed and have relied on them having carried out their duties dutifully and properly, and do not take responsibility for their work.

5.14	Any professional advisers (other than ourselves) and experts that have been appointed by the Company (and/or its affiliates) in connection with the Offering and Proposed Listing and named as experts in the Registration Statement have carried out their respective duties properly and diligently.

5.15	We have assumed that there was no information in the Registration Statement contained outside of the Relevant Statements, which would affect the statements made in the Relevant Statements and which would require our review.

5.16	If any person for whose benefit our statements in this Opinion are given is actually aware of or believes there to be a false or misleading statement in the Relevant Statements or an omission from the Relevant Statements of information required to be disclosed by any applicable laws and regulations, that person may not rely on our statements in relation to that statement or omission.

5.17	We do not advise on the tax position of any person, or the rights and remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with law and regulations relating to taxation, or on any tax consequences of any transactions contemplated in the Registration Statement and/or in connection with the Offering and Proposed Listing. For these purposes, taxation and taxes include without limitation, stamp duty and withholding taxes.

5.18	We are not advising on the business, shareholding structure, commercial terms, tax, or accounting implications of the Offering.

5.19	This opinion is strictly limited to matters stated herein and is not to be construed as extending by implication to any other matter or document in connection with, or referred to, in the Registration Statement. In particular, our statements herein do not relate to any additional documents entered into or provided after the date of this Opinion, or statements concerning the Registration Statement, the Company or the Offering and Proposed Listing that may be made by any person (save as provided herein) or any other conduct that any person may engage in concerning the Registration Statement.

5.20	We have not investigated or verified the representations and factual statements (including any statements of foreign law), if any, or the reasonableness of any statements of opinion or intention, made in the documents referenced in this Opinion and have not made any attempt to determine if any of such representations or factual statements are complete, true or accurate. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents. Except as may be expressly described herein, we have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge of the existence or absence of such facts that should be drawn from our serving as counsel in giving this Opinion.

5.21	We have not since 12 August 2024, up to the date of this Opinion, carried out any other enquiries, review of documents, searches or participated in any other verification exercises whatsoever in relation to any of the matters set out in this Opinion.

5.22	This Opinion is given on the basis that there will be no amendment to or replacement of the documents, authorisations and approvals referred to in the Registration Statement and on the basis of the laws of Singapore in force as at 12 August 2024.

6.	GENERAL

6.1	This Opinion is given to the person(s) to whom it is addressed solely in connection with the Offering and Proposed Listing. It may not be used or relied upon by or published or communicated to, nor do we accept any liability to, any person or entity for any purpose whatsoever without our prior written consent in each instance, except pursuant to an order or legal process of any relevant governmental authority, where allowed or required by law. No responsibility or liability is accepted in relation to any use of this Opinion for any other purpose other than in connection with the Registration Statement or any other person’s reliance or use of this Opinion for any purpose whatsoever.

Finebuild Systems Pte. Ltd.	dentons.rodyk.com
08-02-2024

6.2	This Opinion is rendered as of 12 August 2024 and we expressly disclaim any obligation to update this Opinion from and after 12 August 2024 or to notify any person of any change in the laws of Singapore or any other matters coming to our knowledge and occurring after 12 August 2024 which may affect this Opinion in any respect.

6.3	All statements or opinions made or reports contained herein are of a general nature only and current only as at 12 August 2024. They do not purport and are not intended to be a substitute for specific professional advice.

6.4	This opinion does not cover the financial, tax and other related aspects of the business and operations of the Company.

6.5	This Opinion is given on the basis that it will be governed by and construed in accordance with the laws of Singapore.

7.	CONSENT

7.1	We hereby consent to the utilisation of this opinion in the Registration Statement, and we also authorise its filing as an exhibit therein. In addition, we consent to the inclusion of references to our name within the said Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules or Regulations of the Commissions promulgated thereunder.

Yours faithfully

Kenneth Oh / Teo Yi Jing

Senior Partner / Partner

Dentons Rodyk & Davidson LLP

Finebuild Systems Pte. Ltd.	dentons.rodyk.com
08-02-2024

ANNEX A

Relevant Statements